UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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ING PARTNERS, INC.
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ING FIDELITY® VIP GROWTH PORTFOLIO

QUESTIONS & ANSWERS

Although we recommend that you read the entire Proxy Statement/Prospectus, we have provided for your convenience a brief overview of the proposal to be voted on.

Q:                                  Why is a shareholder meeting being held?

A:                                   The Board of Directors (the “Board”) has called a special meeting of shareholders (the “Special Meeting”) of ING Fidelity® VIP Growth Portfolio (“Fidelity® VIP Growth Portfolio”), which is scheduled for 10:00 a.m., Local time, on August 10, 2010, at 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258-2034. At the Special Meeting, shareholders of Fidelity® VIP Growth Portfolio will be asked to vote on the proposed reorganization (the “Reorganization”) of Fidelity® VIP Growth Portfolio with and into ING Fidelity® VIP Contrafund® Portfolio (“Fidelity® VIP Contrafund® Portfolio” and together with Fidelity® VIP Growth Portfolio, each a “Portfolio” and collectively, the “Portfolios”).

Q:                                  Why is the Reorganization being recommended?

A:                                   The Reorganization is one of several reorganizations that have taken place among various ING Funds.  The ING Fund complex has grown in recent years through the addition of many funds.  Management of the ING Funds has proposed the consolidation of several of the ING Funds that they believe have similar or compatible investment strategies.  The reorganizations are designed to reduce the substantial overlap in funds offered in the ING Funds complex, thereby eliminating inefficiencies and potential confusion about overlapping funds. Directed Services LLC (“DSL”), the Portfolios’ investment adviser, also believes that the reorganizations may benefit portfolio shareholders by resulting in surviving portfolios with a greater asset base.  This is expected to provide greater investment opportunities for each surviving portfolio and the potential to take larger portfolio positions.

Q:                                  What are some similarities and differences between Fidelity® VIP Growth Portfolio and Fidelity® VIP Contrafund® Portfolio?

A:

•                  Each Portfolio operates as a “feeder fund” which means it invests all of its assets in a separate mutual fund, the “Master Fund.” The Portfolios do not buy investment securities directly. The Master Funds, on the other hand, invest directly in portfolio securities;

•                  With respect to the Portfolios’ investment objectives, Fidelity® VIP Growth Portfolio seeks capital appreciation by investing all of its assets in the Service Class 2 shares of its Master Fund - Fidelity® VIP Growth Portfolio (the “VIP Growth Master Fund”), a series of Fidelity Variable Insurance Products Fund, a registered open-end investment company, while Fidelity® VIP Contrafund® Portfolio seeks long-term capital appreciation by investing all of its assets in Service Class 2 shares of its Master Fund - Fidelity® VIP Contrafund® Portfolio (the “VIP Contrafund® Master Fund”), a series of Fidelity Variable Insurance Products Fund II, a registered open-end investment company;

•                  Both Master Funds invest primarily in common stocks - the VIP Growth Master Fund invests in securities of companies that its adviser or sub-adviser believes have above-average growth potential, while the VIP Contrafund® Master Fund invests in securities of companies whose value its adviser or sub-adviser believes is not fully recognized by the public;

•                  The types of companies in which the VIP Contrafund® Master Fund may invest include companies experiencing positive fundamental change, companies whose earnings potential has increased or is expected to increase more than generally perceived; and the companies that are undervalued in relation to securities of other companies in the same industry;

•                  Unlike the VIP Growth Master Fund, which implements a growth strategy, the VIP Contrafund® Master Fund’s adviser or sub-adviser may invest in growth stocks, value stocks or both;

•                  Each Master Fund’s adviser or sub-adviser may invest the Master Fund’s assets in securities of foreign issuers in addition to securities of domestic issuers;

•                  DSL serves as the investment adviser to the Portfolios, while Fidelity Management & Research Company (“FMR”) and FMR Co., Inc. serve as the investment adviser and sub-adviser to the Master Funds, respectively; and

•                  Each Portfolio is distributed by ING Funds Distributor, LLC (“IFD” or the “Distributor”).

Q:                                  How do the management fees and other expenses of Fidelity® VIP Growth Portfolio and Fidelity® VIP Contrafund® Portfolio compare and what are they estimated to be after the Reorganization?

A:                                   The gross and net operating expenses before and after the Reorganization, expressed as an annual percentage of the average daily net asset value per share for shares of each Portfolio are shown in the following table. For detailed information about the Portfolios’ expenses, including each Portfolio’s management fees and distribution (12b-1) and shareholder servicing fees, please see the section titled “COMPARISON OF FEES AND EXPENSES” and the table titled “Annual Portfolio Operating Expenses” on page 7 of the Proxy Statement/Prospectus.

	ADV Class	Class S	Class S2

Gross Expenses Before the Reorganization(1):

Fidelity® VIP Growth Portfolio	1.49%	1.24%	1.49%

Fidelity® VIP Contrafund® Portfolio	1.47%	1.22%	1.47%

	ADV Class	Class S	Class S2(2)

Net Expenses Before the Reorganization (After Fee Waiver) (1)

Fidelity® VIP Growth Portfolio	1.49%	1.24%	1.39%

Fidelity® VIP Contrafund® Portfolio	1.47%	1.22%	1.37%

	ADV Class	Class S	Class S2(2)

After the Reorganization: Fidelity® VIP Contrafund® Portfolio Pro Forma

Gross estimated expenses of Fidelity® VIP Contrafund® Portfolio	1.47%	1.22%	1.47%

Net estimated expenses of Fidelity® VIP Contrafund® Portfolio	1.47%	1.22%	1.37%

(1)          This table reflects the aggregate expenses of both the Portfolio and its respective Master Fund.

(2)          IFD is contractually obligated to waive a portion of the distribution fee for each Portfolio’s Class S2 shares through May 1, 2011. There is no guarantee the fee waiver will continue after May 1, 2011. The waiver will continue only if IFD elects to renew it.

Q:                                  How will the Reorganization be effected?

A:                                   Subject to shareholder approval, the Reorganization Agreement provides for:

•                  the transfer of all of the assets of Fidelity® VIP Growth Portfolio to Fidelity® VIP Contrafund® Portfolio in exchange for shares of beneficial interest of Fidelity® VIP Contrafund® Portfolio;

•                  the assumption by Fidelity® VIP Contrafund® Portfolio of the liabilities of Fidelity® VIP Growth Portfolio known as of the Closing Date (as described below);

•                  the distribution of shares of Fidelity® VIP Contrafund® Portfolio to the shareholders of Fidelity® VIP Growth Portfolio; and

•                  the complete liquidation of Fidelity® VIP Growth Portfolio.

As a result of the Reorganization, each owner of ADV Class, Class S and Class S2 shares of Fidelity® VIP Growth Portfolio would become a shareholder of the corresponding share class of Fidelity® VIP Contrafund® Portfolio.  The Reorganization is expected to be effective on August 21, 2010, or such other date as the parties may agree (the “Closing Date”).

Shares of Fidelity® VIP Contrafund® Portfolio would be distributed to shareholders of Fidelity® VIP Growth Portfolio so that each shareholder would receive a number of full and fractional shares of Fidelity® VIP Contrafund® Portfolio equal to the aggregate value of shares of Fidelity® VIP Growth Portfolio held by such shareholder.

Each shareholder will hold, immediately after the Closing Date, shares of Fidelity® VIP Contrafund® Portfolio having an aggregate value equal to the aggregate value of the shares of Fidelity® VIP Growth Portfolio held by that shareholder as of the close of business on the Closing Date.

Q:                                  Who will bear the costs of the Reorganization?

A:                                   The expenses relating to the Reorganization are estimated to be approximately $32,330 and will be shared equally between DSL (or an affiliate) and Fidelity® VIP Growth Portfolio.  The expenses of the Reorganization shall include, but not be limited to, the costs associated with the preparation of any necessary filings with the SEC, printing and distributing the Proxy Statement/Prospectus and proxy materials, legal fees, accounting fees, securities registration fees, and expenses of holding the Special Meeting. The expenses of the Reorganization do not include the transaction costs of the portfolio transitioning, which are ultimately borne by Portfolio shareholders.

Q:                                  What are the tax consequences of the proposed Reorganization?

A:                                   The Reorganization is intended to qualify for federal income tax purposes as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

Q:                                  Who is eligible to vote at the special meeting?

A:                                   Only shareholders of Fidelity® VIP Growth Portfolio at the close of business on May 14, 2010 (the “Record Date”) will be entitled to be present and give voting instructions for Fidelity® VIP Growth Portfolio at the Special Meeting with respect to their shares owned as of that Record Date.

Q:                                  How does the Board suggest that I vote?

A:                                   After careful consideration, the Board of Fidelity® VIP Growth Portfolio approved this proposal and recommends that shareholders vote “FOR” the proposal.

Q:                                  What happens if shareholders do not approve the Proposal?

A:                                   If the Reorganization is not approved, the Board will consider various options with respect to Fidelity® VIP Growth Portfolio in accordance with applicable law.

Q:                                  How do I vote my proxy?

A:                                   If a shareholder wishes to participate in the Special Meeting, the shareholder may submit the proxy originally sent with the Proxy Statement/Prospectus, attend in person or vote online by logging on to www.proxyweb.com and following the on-line directions.

Q:                                  Whom do I contact for further information?

A:                                   Should shareholders require additional information regarding the proxy or require replacement of the proxy, they may contact Shareholder Services toll-free at 1-800-992-0180 or the Solicitor toll-free at 1-866-526-4094.